Exhibit 10.1
CONTRIBUTION AND INVESTMENT AGREEMENT
     This Contribution and Investment Agreement (“Investment Agreement”), dated November 20, 2005, is by and among JJJ-RT, LLC (“JJJ-RT”), whose address is 30700 Carter Street, Solon, OH 44139, Sentex Sensing Technologies, Inc. (“Sentex”) whose address is 1801 East 9th St Suite 1501, Cleveland, OH 44114, Regency Technology, Ltd (“Regency”), an Ohio limited liability company and wholly owned subsidiary of Sentex, and Regency Acquisition, LLC, a wholly owned limited liability company of Regency (“New LLC”).
(A) CONTRIBUTION OF REGENCY BUSINESS
     Regency hereby contributes all of its right, title and interest in and to all of its assets to New LLC, and New LLC hereby assumes all of the obligations of Regency (whether known or unknown) (other than all amounts due from the loan from Robert S. Kendall in the principal amount of $200,000 and inter-company accounts payable and receivable between Regency and Sentex in the amount of $47,000) and agrees to discharge all such obligations as and when they become due. Regency will execute all necessary and proper documents in order to assign and transfer good and marketable title of such assets.
(B) INVESTMENTS
     JJJ-RT will make an investment in New LLC in the aggregate amount of up to $800,000 (the “Investment”) under the following terms and conditions:
     (1) Funds will be invested at such times as the executive management of New LLC determines such funds are necessary within the terms and condition of this Section (B) and make a request for such funds from JJJ-RT.
     (2) JJJ-RT can purchase a 1% equity interest for each $10,000 investment in New LLC; provided that until the earlier of (a) any time at which Sentex or one of its operating subsidiaries is actively carrying on another trade or business, or (b) January 31, 2006 (the “Event Date”), JJJ-RT may not acquire more than 50% of the equity interests in New LLC.
     (3) If the executive management determines that more than $500,000 in funds are required to be invested in New LLC prior to the Event Date, then such funds may be invested in New LLC as a loan, which principal amount of the loan may be converted into equity interests of New LLC after the Event Date at a rate of 1% of an equity interest for each $10,000 of principal that is converted. Upon conversion of any such loans, all accrued interest on that portion of the converted principal will be forgiven.
     (4) JJJ-RT may not purchase more than 80% of equity interests in New LLC, whether by a direct investment in cash or upon conversion of any loans under the terms of this Section (B).
     (5) Nothing in this Section (B) is intended to prohibit JJJ-RT from making or proposing to make other investments in New LLC that are agreed or consented to by Regency.
(C) OTHER AGREEMENTS

(1) As soon as practicable after the closing, the name of New LLC will be changed to “Regency Technologies, Ltd.” and the name of Regency will be changed to “RT Holding, LLC.”
(2) New LLC will enter into a note with Julius Hess to provide for the repayment of any remaining loans outstanding with Julius Hess. The note shall bear interest at 0% for three months, and then at prime thereafter, and be payable in not more than 6 monthly installments beginning December 1, 2005, pre-payable without penalty and to mature May 1, 2006.
(3) At this closing, Sentex will assign, and New LLC will assume, with the consent of NCP Capital Partners, the lease for the premises at 3700 Carter St., Suite F, Solon, OH 44139, pursuant to the Assignment attached hereto as Exhibit 1.
(4) At this closing the Operating Agreement of New LLC in the form attached hereto as Exhibit 2 will be executed and delivered by both parties.
(D) REPRESENTATIONS AND WARRANTIES OF REGENCY AND SENTEX
(1) STATUS OF REGENCY AND SENTEX
     Regency is a validly existing Ohio limited liability company, and has all necessary authority to own its properties and carry on its business, including but not limited to the transaction contemplated by this Investment Agreement.
     Sentex is a New Jersey corporation in good standing, and has all necessary authority to own its properties and carry on its business, including but not limited to the transaction contemplated by this Investment Agreement.
(2) AUTHORITY AND VALIDITY
     Regency has taken all company and other action required to authorize it to execute and perform this Investment Agreement which constitutes a valid and binding agreement of Regency.
     Sentex has taken all corporate and other action required to authorize it to execute and perform this Investment Agreement which constitutes a valid and binding agreement of Sentex.
(3) SUITS AND CLAIMS
     To the knowledge of Regency, there are no suits, or other legal or administrative proceedings, or any official investigations, pending against Regency or any of its directors or officers, nor is Regency in default or violation of any judgment or order of any court or administrative agency, except as listed in Schedule A.
(4) CLAIMS OF SENTEX AND OTHERS AGAINST CORPORATION
     Sentex, its directors, officers or employees, have no claims against Regency, nor is Regency obligated to any such person in any way other than for salaries, wages, and fringe benefits in the usual course of business, including the short-term note payable to R.S. Kendall, as currently reflected as a short-term liability of Regency to R. S Kendall, in the amount of approximately $200,000, except as stated in the attached Schedule B.
(E) JJJ-RT’S REPRESENTATIONS AND WARRANTIES
(1) STATUS
     JJJ-RT is a validly existing Ohio limited liability company and has all necessary authority to own its properties and carry on its business.
(2) AUTHORITY AND VALIDITY
     JJJ-RT has taken all company action required to authorize it to execute and perform this Investment Agreement which constitutes a valid and binding agreement of JJJ-RT.
(F) INDEMNITIES
     Regency agrees to defend and indemnify JJJ-RT, its successors, and assigns, against any damage, loss, deficiency, or expense, including without limitation court costs and attorney fees, arising out of any misrepresentation, or any breach of warranty or other provision in this Investment Agreement. The liability of Regency under this provision is limited to the net amount of the damage, loss, deficiency, or expense after adjustment for insurance proceeds and any offsetting tax advantages to JJJ-RT.
     Sentex agrees to defend and indemnify JJJ-RT, its successors, and assigns, against any damage, loss, deficiency, or expense, including without limitation court costs and attorney fees, arising out of any misrepresentation, or any breach of warranty or other provision in this Investment Agreement. The liability of Sentex under this provision is limited to the net amount of the damage, loss, deficiency, or expense after adjustment for insurance proceeds and any offsetting tax advantages to JJJ-RT.
     Sentex agrees to defend, indemnify and hold harmless New LLC, Julius Hess and JJJ-RT from any liability and legal defense related to any acts or omission of Sentex or Regency arising from State of Ohio, Department of Administrative Services v. IQ Solutions, LLC, et al.; Case No. 03-CVH05-6054; Franklin County Common Pleas Court, Ohio.
     JJJ-RT agrees to defend and indemnify Regency and Sentex, and their successors, and assigns, against any damage, loss, deficiency, or expense, including without limitation court costs and attorney fees, arising out of any misrepresentation, or any breach of warranty or other provision in this Investment Agreement. The liability of JJJ-RT under this provision is limited to the net amount of the damage, loss, deficiency, or expense after adjustment for insurance proceeds and any offsetting tax advantages to Regency and Sentex.
     New LLC agrees to defend and indemnify Regency and Sentex, and their successors, and assigns, against any damage, loss, deficiency, or expense, including without limitation court costs and attorney fees arising out of any obligations of Regency or Sentex assumed under the Investment Agreement.

(G) EXPENSES OF TRANSACTION
     JJJ-RT on its part, and Sentex and Regency on their part, will pay the fees, expenses, and disbursements of their attorneys, accountants, agents, and representatives employed respectively by them in connection with the execution and performance of this Investment Agreement. Sentex and Regency, on the one hand, and JJJ-RT, on the other hand, represent and warrant to the other that, except as set forth in Schedule B, there exist no other fees payable to agents, finders, brokers, investment bankers or other third parties as a result of this transaction.
(H) SURVIVAL OF REPRESENTATION AND WARRANTIES.
     All representations, warranties, and agreements contained in this Investment Agreement and its attachments, or contained in any reports, documents, or statements mentioned in this Investment Agreement or its attachments as having been delivered to JJJ-RT, Sentex Regency or New LLC, shall survive the closing for a period of one year.
(I) AGREEMENT BINDING ON SUCCESSORS.
     This Investment Agreement is binding on, and shall inure to the benefit of, the heirs, personal representatives, successors, and assigns of the parties.
(J) REVIEW BY COUNSEL
     All of the parties to this Investment Agreement acknowledge that they have had an opportunity to review this document with their respective counsel and ambiguities, if any, will not be construed in favor of or against either party.
(K) ENTIRE CONTRACT
     This Agreement between the parties consists of this instrument, plus all attached schedules and exhibits (which are listed at the end of this instrument), plus all reports, documents, or statements mentioned in this instrument or its attachments as having been delivered to the parties hereto.

WITNESS the signatures of the parties.

SENTEX SENSING TECHNOLOGY, INC.

By:	/s/ Robert Kendall

Robert Kendall, President

REGENCY TECHNOLOGIES, LTD.

By:	Sentex Sensing Technology, Inc.

By:	/s/ Robert Kendall

Robert S. Kendall, President

JJJ-RT, LLC

/s/ Julius Hess By Julius Hess, its President

Schedule A
Suits and Claims
1. State of Ohio, Department of Administrative Services v. IQ Solutions, LLC, et al.; Case No. 03-CVH05-6054; Franklin County Common Pleas Court, Ohio.
2. Compucycle, Inc. v. Regency Technologies, Ltd., aka and dba Regency Regency Technologies, Case No. 842851; Harris County, Texas.

Schedule B
1. The obligation to Julius Hess set forth in Paragraph (C)(2), above.

Exhibit 1
Assignment of Lease

Exhibit 2
Operating Agreement